As filed with the Securities and Exchange Commission on January 3, 2007
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                SEALY CORPORATION
               (Exact name of Company as specified in its charter)

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             Delaware                                       36-3284147
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                      Identification Number)


                         Sealy Drive, One Office Parkway
                          Trinity, North Carolina 27370
               (Address of principal executive offices)(Zip Code)

                    SEALY CORPORATION 1998 STOCK OPTION PLAN
                   2004 STOCK OPTION PLAN FOR KEY EMPLOYEES OF
                     SEALY CORPORATION AND ITS SUBSIDIARIES
                            (Full titles of the plan)

                                  -----------

                                Kenneth L. Walker
              Senior Vice President, General Counsel and Secretary
                                Sealy Corporation
                         Sealy Drive, One Office Parkway
                          Trinity, North Carolina 27370
                     (Name and address of agent for service)

                                 (336) 861-3500
          (Telephone number, including area code, of agent for service)

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                                   Copies to:

                                Joseph H. Kaufman
                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000


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                                       1

                         Calculation of Registration Fee

                                       Proposed      Proposed
    Title of                           Maximum        Maximum
  Securities            Amount         Offering      Aggregate      Amount of
    to be                to be           Price       Offering      Registration
  Registered          Registered(1)    Per Share      Price(2)        Fee(2)
------------------  -----------------  ---------  ---------------  ------------

  Common Stock,
   par value
 $.01 per share(2)  17,986,845 shares     (2)     $151,291,757.44   $16,188.22


(1) In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares registered includes an indeterminable number of shares of common stock issuable under the Sealy Corporation 1998 Stock Option Plan (the "1998 Plan") and the 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries (the "2004 Plan"), as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(2) Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the sum of (a) the product of 13,607,996 shares issuable upon the exercise of outstanding options as of December 27, 2006, multiplied by the exercise prices varying from $0.20 to $16.55 per share, which is equal to an aggregate offering price of $86,484,792.24 and (b) the product of the remaining 4,378,849 shares reserved under the 2004 Plan multiplied by the average of the high and low prices for the shares on the New York Stock Exchange on December 27, 2006, which is equal to an aggregate offering price of $64,806,965.20.




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                                       2

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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933, as amended.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by Sealy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

         (a) The Company's Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act on April 10, 2006 (File No. 333-126280);

         (b) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended February 26, 2006, May 28, 2006 (as amended) and August 27, 2006;

         (c) The Company's Current Reports on Form 8-K filed on May 31, 2006, July 6, 2006, August 30, 2006; and December 19, 2006;

         (d) The description of the Company's common stock in the Company's registration statement on Form 8-A (File No. 001-08738), filed under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 5, 2006, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Certain legal matters in connection with the common stock being registered hereby are being passed upon for the Company by Kenneth L. Walker, Esq., General Counsel of the Company. Mr. Walker has and may in the future be offered stock options that may be exercised for shares of common stock being registered hereunder.

Item 6. Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. The Company's Amended and Restated Certificate of Incorporation permits indemnification of directors to the fullest extent permitted by the DGCL and the Company's Amended and Restated Bylaws permit indemnification of directors and officers to the fullest extent permitted by the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains such a provision.

         As permitted by Section 102(b)(7) of the DGCL, the Company's Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

                 (i) for any breach of a director's duty of loyalty to the Company or its stockholders;

                 (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                 (iii) under Section 174 (relating to liability for unlawful payment of dividends or unlawful stock purchases or redemptions) of the DGCL; and

                 (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Bylaws also provide that we may purchase and maintain on behalf of our officers and directors insurance against liability which may be asserted against such persons, whether or not we would be able to indemnify such persons against such liability. We maintain officer and director liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Certificate of Incorporation of Sealy Corporation, dated March 23, 2006 (incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 filed on March 24, 2006 (File No. 333-126280)).

         4.2 Amended By-Laws of Sealy Corporation adopted as of October 15, 2002 (incorporated herein by reference to Exhibit 3.2 to the Company's registration statement on Form S-1 filed on March 24, 2006 (File No. 333-126280)).

         4.3 Form of Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's registration statement on Form S-1 filed on March 24, 2006 (File No. 333-126280)).

         4.4 Sealy Corporation 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.48 to the Company's quarterly report on Form 10-Q filed on April 15, 1998 (File No. 1-8738)).

         4.5 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries (incorporated herein by reference to Exhibit 4.4 to the Company's registration statement on Form S-8 filed on March 26, 2004 (File No. 333-113987)).

         4.6 Form of Management Stockholder's Agreement (incorporated herein by reference to Exhibit 4.5 to the Company's registration statement on Form S-8 filed on March 26, 2004 (File No. 333-113987)).

         4.7 Form of Sale Participation Agreement (incorporated herein by reference to Exhibit 4.6 to the Company's registration statement on Form S-8 filed on March 26, 2004 (File No. 333-113987)).

         4.8 Form of Stock Option Agreement (incorporated herein by reference to Exhibit 4.7 to the Company's registration statement on Form S-8 filed on March 26, 2004 (File No. 333-113987)).

         4.9 Form of Rollover Agreement (incorporated herein by reference to Exhibit 4.9 to the Company's registration statement on Form S-8 filed March 26, 2004 (File No. 333-113987)).

         4.10 Registration Rights Agreement, dated as of April 6, 2004, among Sealy Corporation and Sealy Holding LLC (incorporated herein by reference to Exhibit 10.14 to Sealy Mattress Company's registration statement on Form S-4 filed July 1, 2004 (File No. 333-117081)).

         5       Opinion of Kenneth L. Walker, Esq.

         23.1    Consent of Deloitte & Touche LLP.

         23.2    Consent of PricewaterhouseCoopers LLP.

         23.3 Consent of Kenneth L. Walker, Esq. (included in the opinion filed as Exhibit 5).

         24 Power of Attorney (contained in the signature page to this registration statement).

Item 9.  Undertakings.

(a)  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)  To include any prospectus required by section 10(a)(3) of the
                   Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, State of North Carolina, on this 3rd day of January 2007.

                                             SEALY CORPORATION


                                                      /s/ Michael Q. Murray
                                             By:
                                                -------------------------------
                                             Name:  Michael Q. Murray
                                             Its:  Assistant Secretary



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Murray and Kenneth L. Walker, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 3rd day of January 2007 by the following persons in the capacities indicated:



Signature                                     Title
--------------------------------------------- ---------------------------------

/s/ David J. McIlquham
--------------------------------------------- Chairman, Chief Executive Officer
David J. McIlquham                            and Director
                                              (Principal Executive Officer)

/s/ Jeffrey C. Ackerman
---------------------------------------------
Jeffrey C. Ackerman                           Chief Financial Officer and
                                              Principal Accounting Officer


/s/ Brian F. Carroll
---------------------------------------------
Brian F. Carroll                              Director


/s/ James W. Johnston
---------------------------------------------
James W. Johnston                             Director

/s/ Gary E. Morin
---------------------------------------------
Gary E. Morin                                 Director

/s/ Dean B. Nelson
---------------------------------------------
Dean B. Nelson                                Director

Signature                                     Title
--------------------------------------------- ---------------------------------

/s/ Paul Norris
---------------------------------------------
Paul Norris                                   Director


/s/ Richard Roedel
---------------------------------------------
Richard Roedel                                Director


/s/ Scott M. Stuart
---------------------------------------------
Scott M. Stuart                               Director

                                                                      Exhibit 5

                         [SEALY CORPORATION LETTERHEAD]



                                                   January 3, 2007


Sealy Corporation
One Office Parkway
Trinity, North Carolina 27370

Ladies and Gentlemen:

         I am General Counsel of Sealy Corporation, a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 17,986,845 shares of the Company's common stock, $0.01 par value per share (the "Shares") issuable pursuant to the Sealy Corporation 1998 Stock Option Plan and the 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries (the "Plans").

         I have examined the Registration Statement, the Plans and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, upon issuance and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

         I do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                              Very truly yours,

                                              /s/ Kenneth L. Walker

                                              Kenneth L. Walker

                                                                   Exhibit 23.1


                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2006 (March 23, 2006 as to the effects of the stock split described in Note 1) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and the effect of the stock split that occurred on March 23, 2006), relating to the consolidated financial statements and financial statement schedules of Sealy Corporation and subsidiaries appearing in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4).


/s/ Deloitte & Touche LLP


Charlotte, North Carolina
January 2, 2007

                                                                   Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004, except as to the last paragraph of Basis of Presentation in Note 1 for which the date is March 23, 2006 relating to the financial statements which appears in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4). We also consent to the incorporation by reference of our report dated February 10, 2004, except as to the last paragraph of Basis of Presentation in Note 1 for which the date is March 23, 2006 relating to financial statement schedule II, which appears in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4).



/s/ PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
January 2, 2007